UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012 (June 4, 2012)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.              Other Events.

On June 4, 2012, NewLink Genetics Corporation (Nasdaq: NLNK) (“NewLink”) announced that its HyperAcute® Pancreas (algenpantucel-L) Immunotherapy will be featured today in a poster presentation (abstract number 4049) at the American Society of Clinical Oncology (ASCO) 2012 Annual Meeting being held in Chicago, IL. The abstract entitled “Addition of algenpantucel-L immunotherapy to standard of care (SOC) adjuvant therapy for pancreatic cancer” will be shown in S Hall A2 from 8:00AM to 12:00PM . The study results show 37%, 59% and 121% improvement in 1-, 2- and 3-year survival, respectively, as compared to standard-of-care.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release attached as Exhibit 99.1 contains “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the prospects for NLG8189 NewLink's HyperAcute Pancreas immunotherapy product candidate, anticipated overall survival rates in the Phase 2 clinical trial of NewLink's HyperAcute Pancreas immunotherapy product candidate and potential implications of the data contained in a poster presentation (abstract number 4049) at the American Society of Clinical Oncology (ASCO) 2012 Annual Meeting being held in Chicago, IL., entitled “Addition of algenpantucel-L immunotherapy to standard of care (SOC) adjuvant therapy for pancreatic cancer.” Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with clinical trials and the regulatory approval process. These and other factors are identified and described in more detail in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K for the year ended December 31, 2011, as amended, and subsequent filings. The Company disclaims any intent or obligations to update these forward-looking statements.

On June 4, 2012, NewLink also announced its HyperAcute® Lung (tergenpumatucel-L) immunotherapy will be featured today in a poster presentation (abstract number 2571) at the American Society of Clinical Oncology (ASCO) 2012 Annual Meeting being held in Chicago, IL. The abstract entitled “Correlation of interferon-g (IFN) response with survival in a phase II hyperacute (HAL) immunotherapy trial for non-small cell lung cancer (NSCLC)” will be shown in S Hall A2 from 8:00AM to 12:00 PM . The study presented by Dr. John C. Morris, Professor and Director of Thoracic Cancer Division at the University of Cincinnati, demonstrated a direct correlation between immune response and survival in non-small cell lung cancer patients. In addition, patient survival compared favorably to that seen in patients receiving other second-line chemotherapy agents, suggesting encouraging clinical benefit.

The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On June 4, 2012, NewLink also announced that data from Phase 1 and Phase 1B studies evaluating NLG8189 (D-1MT, 1-methyl-D-tryptophan or d-1-Methyltryptophan) will be presented in an oral presentation at the American Society of Clinical Oncology (ASCO) 2012 Annual Meeting being held in Chicago, IL in the E Arie Crown Theater from 3:15 to 3:30PM. The data show that NLG8189 is safe and well tolerated, with a favorable pharmacokinetic profile demonstrating good oral bioavailability. In addition, NLG8189 reached targeted therapeutic levels in the absence of serious toxicity. Interestingly, symptoms of hypophysitis (inflammation of pituitary) were observed in some patients suggesting early signs of biological activity. Furthermore, NLG8189 demonstrated a favorable safety profile in combination with Taxotere, as well as in combination with adenoviral autologous dendritic cell (DC) vaccines, with promising early signs of activity. These studies were conducted in conjunction with the National Cancer Institute (NCI).

The press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1
Press release, dated June 4, 2012 entitled "NewLink Genetics reports Two- and Three-year Overall Survival data from its Phase 2 HyperAcute® Pancreas (algenpantucel-L) Immunotherapy trial at the American Society of Clinical Oncology (ASCO) Annual Meeting"

99.2
Press release, dated June 4, 2012 entitled "NewLink Genetics HyperAcute® Lung (tergenpumatucel-L) Immunotherapy Demonstrates a Correlation Between Immune Response and Survival in Patients with Non-Small Cell Lung Cancer"

99.3	Press release, dated June 4, 2012 entitled "Data from Phase 1 and Phase 1B Studies of NewLink Genetics' IDO Pathway Inhibitor (NLG8189) Presented at 2012 ASCO Annual Meeting"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    June 4, 2012

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1
Press release, dated June 4, 2012 entitled "NewLink Genetics reports Two- and Three-year Overall Survival data from its Phase 2 HyperAcute® Pancreas (algenpantucel-L) Immunotherapy trial at the American Society of Clinical Oncology (ASCO) Annual Meeting"

99.2
Press release, dated June 4, 2012 entitled "NewLink Genetics HyperAcute® Lung (tergenpumatucel-L) Immunotherapy Demonstrates a Correlation Between Immune Response and Survival in Patients with Non-Small Cell Lung Cancer"

99.3	Press release, dated June 4, 2012 entitled "Data from Phase 1 and Phase 1B Studies of NewLink Genetics' IDO Pathway Inhibitor (NLG8189) Presented at 2012 ASCO Annual Meeting"

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